10f-3 Transaction Report

Public offering for which affiliate is a member of underwriting or selling syndicate

 Trade                                                  144A                  Par/       Issuer
  Date           CUSIP             Issuer             Security     Price     Amount       Size      Percentage      Broker
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02/28/2003       165167BB2    Chesapeake Energy Corp.    Yes       99.102    150,000    300,000,000   0.050%   Salomon Smith Barney

03/11/2003       615801AA5    Moore North America        Yes       99.299    300,000    403,000,000   0.074%   Salomon Smith Barney
                              Finance

04/03/2003       92852EAA3    Vivendi Universal          Yes      100.000     10,000    935,000,000   0.011%      Goldman Sachs

04/29/2003       69073TAG8    Owens-Brockway Glass       Yes      100.000     60,000    450,000,000   0.013%     Bank of America
                              Container, Inc.

04/29/2003       69073TAF0    Owens-Brockway Glass       Yes      100.000     60,000    450,000,000   0.013%     Bank of America
                              Container, Inc.

06/19/2003       03939RAA8    Arch Western Finance       Yes      100.000    175,000    700,000,000   0.025%        Citigroup

   Joint Lead Managers                         Co-Managers                       Selling Concession
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 Bear Stearns & Co. Inc.                Credit Lyonnais Securities             Underwriting Spread of
Credit Suisse First Boston Corp.               BNP Paribas                SPR @ ISS 387.0 vs. T 3 7/8 02/13
                                             Lehman Brothers
                                              Morgan Stanley
                                              TD Securities

 Deutsche Bank Securities               Credit Lyonnais Securities             Underwriting Spread of
      Morgan Stanley                           BNP Paribas                SPR @ ISS 471.0 vs. T 4 02/15/11
                                         Banc One Capital Markets
                                            CIBC World Markets
                                             Fleet Securities
                                           Scotia Capital Inc.

Banc of America Securities                     BNP Paribas                     Underwriting Spread of
      Goldman Sachs                      Credit Agricole Indosuez         SPR @ ISS 533.0 vs. T 3 7/8 02/13
  J.P. Morgan Securities                Credit Lyonnais Securities
  Royal Bank of Scotland                Natexis Banques Populaires
   Salomon Smith Barney                      Societe Generale

 Deutsche Bank Securities                    Bank of America                   Underwriting Spread of
 Banc One Capital Markets                      BNP Paribas                SPR @ ISS 432.0 vs. T 3 7/8 02/13
        Citigroup                            Fleet Securities
                                              Goldman Sachs
                                              Scotia Capital
                                        Credit Lyonnais Securities

 Deutsche Bank Securities                    Bank of America                       Gross Fee of 2%
 Banc One Capital Markets                      BNP Paribas
        Citigroup                            Fleet Securities
                                              Goldman Sachs
                                              Scotia Capital
                                        Credit Lyonnais Securities

        Citigroup                            Bank of New York                  Underwriting Spread of
  J.P Morgan Securities                        BNP Paribas                SPR @ ISS 341.0 vs. T 3 5/8 05/13
      Morgan Stanley                    Credit Lyonnais Securities
                                        Credit Suisse First Boston
                                           Merrill Lynch & Co.
                                           PNC Capital Markets
                                                 US Bank